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                                                                    EXHIBIT 23.2

      Consent of Ernst & Young LLP Independent Certified Public Accountants

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related prospectus of SAFLINK Corporation for the registration of 29,259,194 shares of its common stock and to the incorporation therein of our report dated February 25, 2000, with respect to the consolidated financial statements of SAFLINK Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Tampa, Florida
July 26, 2002